Item No. 77D (Policies with respect to
security investment) - Attachment

Worldwide Health Sciences Portfolio
Material changes to the investment policies of the Portfolio are described in the prospectus and statement of additional information of Eaton
Vance Worldwide Health Sciences Fund (which invests in the Portfolio) filed pursuant to Rule
497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.